UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 2, 2019

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2019, the Board of Directors (the “Board”) of VAALCO Energy, Inc. (the “Company”) adopted a form of change in control agreement (the “Change in Control Agreement”) and approved entering into such agreements with executive officers and certain other associates of the Company, including David A. DesAutels (Executive Vice President of Corporate Development), Elizabeth D. Prochnow (Chief Financial Officer) and Michael G. Silver (Executive Vice President and General Counsel).  The Change in Control Agreement was adopted in order to provide severance benefits in connection with a change in control to executive officers and certain other associates of the Company.

Under the Change in Control Agreement, upon a termination of a participant’s employment by the Company without cause or a resignation by the participant for good reason three months prior to a change in control or six months following a change in control, the participant will be entitled to receive a cash amount equal to one-hundred percent of the participant’s base salary, seventy-five percent of the participant’s target bonus and continued participation in the Company’s group health plans for the participant and his or her eligible spouse and other dependents for six months.  Any payments under the Change in Control Agreement are subject to the participant’s execution and non-revocation of a general waiver and release of claims against the Company.

The foregoing summary of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change in Control Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: May 8, 2019
	By:	/s/ Elizabeth D. Prochnow
	Name:	Elizabeth D. Prochnow
	Title:	Chief Financial Officer

Exhibit Index

8

Exhibit Number	Description
10.1	Form of Change in Control Agreement